UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2013, Medivation, Inc. (the “Company”) and Astellas Pharma Inc. (“Astellas”), the Company’s collaboration partner, issued a joined press release announcing that Astellas Pharma Europe Ltd., the European Headquarters of Astellas, and the Company have received a positive opinion from the European Medicines Agency’s Committee for Medicinal Products for Human Use, recommending European Commission approval for XTANDI® (enzalutamide) capsules for the treatment of adult men with metastatic castration-resistant prostate cancer whose disease has progressed on or after docetaxel therapy. A copy of the press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint press release dated April 26, 2013, announcing positive opinion from the European Medicines Agency’s Committee for Medicinal Products for Human Use recommending XTANDI(enzalutamide) in advanced prostate cancer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: April 26, 2013	By:	/s/ C. Patrick Machado
C. Patrick Machado Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Joint press release dated April 26, 2013, announcing positive opinion from the European Medicines Agency’s Committee for Medicinal Products for Human Use recommending XTANDI(enzalutamide) in advanced prostate cancer.